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                                                                    Exhibit 10.1

                              EMPLOYMENT AGREEMENT

                  WHEREAS, Walter M. Higgins ("Executive") is presently employed as Chairman, President and Chief Executive Officer of Sierra Pacific Resources ("SPR"), Chairman and Chief Executive Officer of its principal two subsidiaries, Sierra Pacific Power Company ("SPPC") and Nevada Power Company ("NPC") (together, "Utility Subsidiaries", and all three companies collectively, the "Company", and all together, the "Parties")), and also has various other positions with other subsidiaries of SPR, SPPC and NPC; and

                  WHEREAS, the Company, through its Board of Directors, considers it in the best interests of its stockholders to secure the continued employment of Executive in his present capacity, and desires to retain and continue to retain the Executive in his present employment and current positions, subject to certain terms and conditions as set forth more fully below; and

                  WHEREAS, Executive is willing to continue his employment and remain in his current position, subject to certain terms and conditions as set forth more fully below;

                  WHEREAS, Executive and Company are currently parties to an employment agreement dated August 4, 2000 (the "Prior Employment Agreement"), and a Change in Control Agreement dated May 21, 2001 (the "Prior Change in Control Agreement"), which agreements, except for any specific provisions provided for and incorporated herein or carried forward herein, the parties agree to terminate and cancel in consideration for the promises and covenants set forth herein.

                  WHEREAS, The Board of Directors (exclusive of the Executive, who has abstained from the relevant proceedings) has specifically authorized the Company to enter into this Agreement.

                  NOW, THEREFORE, Company employs Executive and Executive accepts employment upon the terms and conditions of this Agreement and the parties do covenant and agree as follows:

                  1.       Term.

                  The term of this Agreement ("Employment Term") shall begin on September 26, 2003 ("Effective Date") and, subject to any early termination that may occur pursuant to Articles 6 or 7, expire on September 25, 2006 (the "Expiration Date").

                  2.       Positions and Duties.

                           2.1 Positions and Duties. During the Employment Term, the Executive will serve in the positions of Chairman of the Board, President and Chief Executive Officer of SPR, and Chairman of the Board and Chief Executive Officer of each of the Utility Subsidiaries and any other utility subsidiaries which the Company may come to own, and will have such powers, duties, functions, responsibilities and authority as are (i) consistent with the Executive's position as the Company's most senior executive officer and Chairman of the Board and Chief Executive Officer of

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         SPR and the Utility Subsidiaries; or (ii) assigned to his office in the
         SPR's and the Utility Subsidiaries' bylaws; or (iii) reasonably assigned to him by the Board of Directors of the Company. The Executive will report directly to the Board of Directors of the Company. SPR will use its best efforts to cause the Executive to continue to be elected as a member of the Board of Directors of SPR (the "Board") and, if so elected, will retain him as Chairman of the Board throughout the Employment Term and will use its best efforts to cause him to be included in the Board's slate for election as a director of SPR at every stockholders' meeting at which his term as a director would otherwise expire. In addition, SPR will cause the Executive to be elected a member of the board of directors, and as Chairman and Chief Executive officer, of each Utility Subsidiary throughout the Employment Term.

                           2.2 Commitment. During the Employment Term, the Executive will be SPR's full-time employee and, except as may otherwise be approved in advance in writing by the Board, and except during vacation periods and reasonable periods of absence due to sickness, personal injury, or other disability, the Executive will devote substantially all of his business time and attention to the performance of his duties hereunder. Notwithstanding the foregoing, the Executive may (i) serve as a director of a company or companies which are not engaged in "Competition" (as defined in Section 10.1) with the Company or any subsidiary entity owned or majority controlled by the Company,
         (ii) serve as an officer, director, or otherwise participate in educational, welfare, social, religious, and civic organizations, and
         (iii) manage personal and family investments and affairs; provided, however, that the Board may require the Executive to cease the activities he undertakes hereunder pursuant to clauses (i) and (ii) above if the Board determines that the Executive is unable to devote sufficient time and attention to the performance of his duties hereunder as a result of such activities.

                  3. Place of Performance. In connection with his employment during the Employment Term, unless otherwise agreed by the Executive, the Executive will maintain his principal office in Las Vegas, Nevada, and shall also have an office at the principal SPR/SPPC offices in the Reno/Sparks area and shall maintain an office at any other place reasonably determined by the Board to be necessary or appropriate for the discharge of his duties. The Executive will undertake normal business travel on behalf of the Company from office to office and/or to other places appropriate to conduct the business and affairs of the Company, at Company expense as set forth more fully below. The Company shall continue to provide a housing allowance and local transportation on the terms and conditions afforded to date in office locations other than the Las Vegas offices.

                  4.       Compensation and Related Matters.

                  4.1      Compensation

                           (i) Annual Base Salary. During the Employment Term, the Company will pay to the Executive an annual base salary ("Base Salary") in such amount as shall be commensurate with his position and level of responsibility as set forth in
                  Article 2 as determined by the Board in its reasonably exercised discretion from time to time; provided, however, that in no event shall such Base Salary be less than the Executive's current annual base salary, except under extraordinary circumstances (including, without

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                  limitation, a natural disaster or general economic downturn which significantly and adversely affects the Company's operations) which directly results in an across-the-board reduction of the annual base salary of all or substantially all other senior executives of the Company. Base Salary shall be payable at the time and in the manner consistent with the Company's general policies regarding compensation of executive employees.

                           (ii) Annual Incentive Compensation. During the Employment Term, the Executive shall be eligible to receive an annual cash incentive award and shall be entitled to receive such an award based on the extent to which the Company achieves criteria or performance targets, reasonably selected by the Compensation Committee of the Board at or before the commencement of the annual performance period, on an annual target level of not less than 70% percent of Base Salary. Subject to the foregoing, nothing in this Section 4.1(ii) shall guarantee to the Executive any specific amount of incentive compensation.

                  4.2 Employee and Executive Benefits. In addition to the compensation described in Section 4.1 and subject to all the provisions of this Article 4, the Company will make or cause to be made available to the Executive and his eligible dependents, subject to the terms and conditions of the applicable plans, including, without limitation, the eligibility rules, participation in all employee pension, health, welfare and benefit plans, including all 401(k) plans, employee retirement income and welfare benefit policies, plans, programs, or arrangements, in which senior executives of the Company participate from time to time, including any stock purchase, savings, pension, supplemental executive retirement or other retirement income or welfare benefit, disability, salary continuation, and any other deferred compensation, group and/or executive life, health, medical/hospital, or other insurance (whether funded by actual insurance or self-insured by the Company or an affiliate), expense reimbursement, or other employee benefit policies, plans, programs, or arrangements. As part of these benefits, but not in addition thereto, the Company, during the Employment Term, shall continue to maintain a minimum of $2,000,000 life insurance policy for the Executive, who shall have the right to designate his beneficiaries, as well as an additional $1,000,000 life insurance policy should the Executive die while traveling on Company business, and Directors and Officers insurance coverage in substantially the same amounts and with substantially the same coverage as exists immediately prior to the Effective Date.

                  4.3 Vacation and Fringe Benefits. During the Employment Term, the Executive shall be entitled to vacation in such amounts as would be available under the Company's normal vacation policies applicable to senior executives, as in effect from time to time, to an employee who as of the Effective Date would have service with the Company equal to the Executive's years of professional service, as credited under Company policy (which, as of the Effective Date, was 37), such vacation to be taken in accordance with such normal vacation policies; and the Executive shall be entitled to the perquisites and other fringe benefits made available to senior executives of the Company, commensurate with his position and level of responsibility with the Company.

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                  4.4      Expenses. The Company will promptly reimburse the
         Executive for all travel and other business expenses the Executive incurs in order to perform his duties to the Company under this Agreement in a manner commensurate with the Executive's position and level of responsibility with the Company, and in accordance with the Company's policy regarding substantiation of expenses. In addition, the Executive shall receive not less than $30,000 annually as and for a perquisite allowance to cover expenses including a car, tax preparation, club memberships, and to facilitate participation in certain community activities. In addition, Company will, subject to Board approval at its discretion, bear the expense of memberships in other appropriate clubs and facilities at appropriate locations for the purpose of advancing and protecting the business interests of the Company.

                  4.5 Supplemental Executive Retirement Plan ("SERP") and Other Benefits. The Executive is currently vested, and shall remain eligible for a benefit under the SERP heretofore established by the Company for executives. The benefit to which the Executive is entitled under the SERP will (1) be payable at the time and in such forms as are set forth in the SERP, (2) be calculated in accordance with the terms and conditions of the SERP and (3) remain subject to all the terms and conditions of the SERP as it is currently stated, except that Executive shall be entitled to all years of service performed for the Company at any time and additional years of credit under the SERP for each year of service (as defined by the Company's SERP) with AGL Resources or Louisville Gas & Electric Company. Any additional benefit provided under the SERP resulting from such additional years of credited service with AGL Resources or Louisville Gas & Electric Company shall be reduced by any amount of qualified benefit received from AGL Resources or Louisville Gas & Electric Company under their qualified pension plans. In addition, if the Executive is employed by the Company on the Expiration Date (or as provided in the last sentence of Section 6.5(f)), SERP and retiree medical benefits and all other benefits at retirement shall be calculated as though Executive had reached age 62 on the Expiration Date and had accrued service time as of the Expiration Date as if he had worked continuously from his first date of service with SPR (including time served with AGL Resources or Louisville Gas & Electric Company) until he had reached in the normal course of time age 62.

                  5.       Special Compensation.

                  5.1 Long-Term Incentive Plan. Executive shall continue for fiscal year 2003 to be included in the regular Executive Long-Term Incentive Plan grants appropriate to the position of the Chief Executive Officer.

                  5.2 Previous Long-Term Incentive Plan Grants. Stock options, performance shares, and restricted stock granted to Executive under the Prior Employment Agreement, and all other stock options, performance shares, and Phantom Shares subsequently granted to Executive, as may have been modified by subsequent actions of the Board pursuant to the Long-Term Incentive Plan, shall continue in full force and, to the extent granted under the Prior Employment Agreement, shall remain subject to the terms and conditions set forth thereunder.

                  5.3 Phantom Shares. On the Effective Date of this Agreement, the Company shall grant Executive 600,000 shares of SPR common stock (the

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         "Phantom Shares"). Executive shall not take physical possession of any of said Phantom Shares nor shall Executive be permitted to sell, transfer, or alienate any of said Phantom Shares until they become vested. Any unvested Phantom Shares shall vest and be delivered to Executive in cash, or at the discretion of the Board and if legally permissible, stock without restriction on the sixth anniversary of the Effective Date, provided Executive is still employed by the Company on such date. If, on the Expiration Date, this Agreement is not renewed on mutually acceptable terms and conditions, then Executive shall be entitled to receive the number of remaining unvested Phantom Shares in cash, or at the discretion of the Board and if legally permissible, stock, multiplied by a fraction, the numerator of which shall be the number of days between the Effective Date and the Expiration Date, and the denominator of which shall be the number of days between the Effective Date and the sixth anniversary thereof; provided, however, that the payment under this Section 5.3 shall only be made upon the Expiration Date if the Board of Directors determines, in good faith, at such time that there is a reasonable opportunity for the performance goals and measures set forth in Exhibit A to be achieved by the respective target dates. Such cash or stock shall be delivered to him without restriction within ten (10) days of the expiration of this Agreement. Vesting of Phantom Shares herein will be accelerated and Company will deliver to Executive such cash or, at the discretion of the Board if legally permissible, shares free of restriction in such amounts as Executive shall be entitled to receive not later than seven
         (7) days after the Company achieves the performance goals and measures set forth in Exhibit A. Until such time as the Phantom Shares are distributed to the Executive as shares of stock, the Executive shall have the right to receive dividend equivalents with respect thereto, with all such dividend equivalents being credited to the Executive as additional Phantom Shares. Notwithstanding the foregoing, if restricted shares become available for grant under the Company's equity-based incentive plans, the Phantom Shares shall be replaced, in whole or in part, by shares of restricted stock to the extent available (and all references to dividend equivalents shall be deemed to refer to actual dividends).

                  5.4 Cash Retention. On the Effective Date, and on each of the second and third anniversaries of the Effective Date, the Company shall pay Executive $333,333, to the extent the Executive remains in the employ of the Company on such dates. Retention payments provided in this Agreement in no way affect the Executive's eligibility for any cash short-term incentive programs which the Board may put into place for the Company's executive officers. If, prior to the first anniversary of the Effective Date, the Executive's employment is terminated by (i) the Company for Cause (as defined in Section 6.3) or
         (ii) the Executive without Good Reason (as defined in Section 6.4), then the Executive shall repay to the Company, within five (5) days of such termination of employment, a lump sum amount equal to the product of (x) and (y), where (x) is the after-tax amount received from the Company in respect of the first retention payment and (y) is a fraction, the numerator of which shall be the number of days between the date of the Executive's termination of employment and the first anniversary of the Effective Date and the denominator of which shall be 365.

                  6. Termination. Notwithstanding the Employment Term, the termination of the Executive's employment hereunder will be governed by the following provisions. If at the time the Executive's employment terminates for any reason, other than by reason of his

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death, the Executive is a member of the Board, or a member of the board of directors of the Utility Subsidiaries, or any Affiliate of the Company, the Executive shall execute and deliver to the Company the Executive's resignation from membership on the Board and from membership on all such other boards of directors and, notwithstanding any other provision of this Agreement, no benefit or amount will be paid or made available to the Executive under Section 6.5(d),
(e), (f) or (g) until the Executive executes and delivers to the Company such resignation.

                  6.1 Death. In the event of the termination of Executive's employment during the Employment Term by reason of the Executive's death, the Company will pay to the Executive's designated beneficiaries or estate, as appropriate, promptly after the Executive's death, (a) any unpaid Base Salary to which the Executive is entitled, through the date of the Executive's death; (b) any accrued but unused vacation days; (c) a number of Phantom Shares in cash, or at the discretion of the Board and if legally permissible, stock, equal to the number of Phantom Shares then remaining unvested multiplied by a fraction, the numerator of which shall be the number of days between the Effective Date and the date of the Executive's death and the denominator of which shall be the number of days between the Effective Date and the sixth anniversary thereof; provided, however, that the payment under this
         Section 6.1(c) shall only be made if the Board determines, in good faith, that there is a reasonable opportunity for the performance goals and measures set forth in Exhibit A to be achieved by the respective target dates, and (iv) except for the cash retention payment set forth in Section 5.4, any other cash payment or stock payment or other award or benefit which Executive would earn if he were employed by the Company on a certain date, in the full amount of such payment or stock award at target award multiplied by a fraction, the numerator of which shall be the number of days from the effective date of such award to the date of the Executive's death and the denominator of which shall be the number of days from the effective date of such award to the date the award would have been paid assuming target level performance had the Executive lived to that date. This Section 6.1 will not limit the entitlement of the Executive's estate or beneficiaries to any death, disability, health, welfare or pension, or other benefits then available to the Executive under any pension, SERP, life insurance, stock ownership, stock options, or other health, welfare, or pension benefit plan or policy that is maintained by the Company or its affiliates for the Executive's benefit or in which the Executive participated.

                  6.2      Disability.

                           (i) If the Executive has incurred a Disability (as defined below) during the Employment Term, the Company may give the Executive written notice of its intention to terminate the Executive's employment. In such event, the Executive's employment with the Company will terminate effective on the 30th calendar day after receipt of such notice by the Executive, provided that within the 30 calendar days after such receipt, the Executive will not have returned to full-time performance of his duties. The Executive will continue to receive his Base Salary (less any amounts payable to the Executive for such period under any short- or long-term disability plan maintained by the Company or an affiliate) and benefits until the date of termination. In the event of the Executive's Disability, the Company will pay the Executive or his legal guardian or representative as appropriate, promptly

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                  after the Executive's termination, (a) any unpaid Base Salary to which he is entitled through the date of the Executive's termination (less any amounts payable to the Executive for such period under any short- or long-term disability plan maintained by the Company or an affiliate); (b) any accrued but unused vacation days; (c) a number of Phantom Shares in cash, or at the discretion of the Board and if legally permissible, stock, equal to the number of Phantom Shares then remaining unvested multiplied by a fraction, the numerator of which shall be the number of days between the Effective Date and the date of the Executive's termination of employment and the denominator of which shall be the number of days between the Effective Date and the sixth anniversary thereof; provided, however, that the payment under this Section 6.2(c) shall only be made if the Board determines, in good faith, at such time that there is a reasonable opportunity for the performance goals and measures set forth in Exhibit A to be achieved by the respective target dates, and (d) except for the cash retention payment set forth in Section 5.4, any other cash payment or stock payment or other award or benefit which Executive would earn if he were employed by the Company on a certain date, in the full amount of such payment or stock award at target award multiplied by a fraction, the numerator of which shall be the number of days from the effective date of such award to the date of the Executive's termination of employment and the denominator of which shall be the number of days from the effective date of such award to the date the award would have been paid assuming target level performance had the Executive lived to that date. This Section 6.2 will not limit the entitlement of the Executive's estate or beneficiaries to any death, disability, health, welfare or pension, or other benefits then available to the Executive under any pension, SERP, life insurance, stock ownership, stock options, or other health, welfare, or pension benefit plan or policy that is maintained by the Company or its affiliates for the Executive's benefit or in which the Executive participated.

                           (ii) For purposes of this Agreement, "Disability" will mean the Executive's incapacity due to physical or mental illness or injury substantially to perform his duties on a full-time basis for six consecutive months and within 30 calendar days after a notice of termination is thereafter given by the Company the Executive will not have returned to the full-time performance of the Executive's duties; provided, however, if the Executive disagrees with a determination to terminate him because of Disability, the question of the Executive's Disability will be subject to the certification of a qualified medical doctor agreed to by the Company and the Executive or, in the event of the Executive's incapacity to designate a doctor, the Executive's legal representative. In the absence of agreement between the Company and the Executive, each party will nominate a qualified medical doctor and the two doctors will select a third doctor, who will make the determination as to Disability. In order to facilitate such determination, the Executive will, as reasonably requested by the Company, (a) make himself available for medical examinations by a doctor in accordance with this
                  Section 6.2(ii), and (b) grant the Company and any such doctor access to all relevant medical information concerning him, arrange to furnish copies of medical records to such doctor and use his best efforts to cause his own doctor to be available to discuss his health with such doctor.

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                  6.3      Cause.

                           (i) The Company may terminate the Executive's employment hereunder for Cause (as defined below) during the Employment Term by written notice as provided in Section 13.6. In the event of the Executive's termination for Cause, the Company will promptly pay to the Executive (or his representative) any unpaid Base Salary and unpaid vacation and any unpaid fully vested award or benefit to which he is entitled through the date the Executive is terminated and the Executive will be entitled to no other compensation or benefits, except as otherwise may be due or payable to him under applicable law or pursuant to any agreement, benefit plan or policy that is maintained by the Company or its affiliates for the Executive or in which the Executive participated.

                           (ii) For purposes of this Agreement, "Cause" means that, at any time prior to the Expiration Date (including, but not limited to, periods prior to the Effective
                  Date),

                  (a) the Executive shall have committed or engaged in:

                                    (1)      An act of fraud, embezzlement, or
                           theft in connection with the Executive's duties or in the course of the Executive's employment with the Company;

                                    (2)      An intentional breach of any of the
                           express covenants set forth in Sections 10.1, 10.2, or 10.3;

                                    (3)      Gross negligence or gross
                           misconduct against the Company or another employee, or in carrying out the Executive's duties and responsibilities and any such act shall have been materially harmful to the company;

                  (b) the Executive shall have engaged in intentional and repeated failure substantially to carry out the Executive's duties and/or responsibilities (other than any such failure resulting from the Executive's incapacity due to physical or mental illness or injury that qualifies as a Disability or would qualify as a Disability if such incapacity continued for the required length of time), which failure is not or cannot be cured within ten calendar days after the Company has given written notice to the Executive specifying in detail the particulars of the acts or omissions deemed to constitute such failure; or

                  (c) the Executive shall have been convicted of a felony or entered a plea of nolo contendere in respect of a felony charge (in each case, other than a traffic-related felony).

                  For purposes of this Section, no act or failure to act on the part of the Executive shall be deemed intentional" if it was due primarily to an error in judgment or negligence, but shall be deemed "intentional" only if done or omitted to be done by the Executive not in good faith and without reasonable

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                  belief that the Executive's action or omission was in the best interest of the Company. Notwithstanding the foregoing, the Executive shall not be deemed to have been terminated for Cause hereunder unless and until (1) there shall have been delivered to the Executive a written notice from the Company stating that it has determined that the Executive had committed an act constituting Cause as herein defined and specifying the particulars thereof in detail, (2) the Executive shall have had the opportunity to appear before the Board (with counsel if he so elects) to respond to such particulars and (3) at least 75% of the members of the Board (not including the Executive) shall have voted to terminate his employment for Cause. Nothing herein will limit the right of the Executive or the Executive's beneficiaries to contest the validity or propriety of any such determination. The Company hereby acknowledges it has no knowledge of any fact, event or circumstance that would provide the Company with grounds to terminate the Executive's employment hereunder for Cause and the Executive hereby represents that he has not committed or engaged in any activity that would provide the Company with grounds to terminate his employment hereunder for Cause.

                  6.4      Termination.

                           (i) Involuntary Termination. The Executive's employment hereunder may be terminated during the Employment Term by the Company for any reason other than Death, Disability, or for Cause by written notice as provided in
                  Section 13.6. In the event of such a termination, the Executive will be entitled to the payments and benefits provided in Section 6.5, subject to the second sentence of this Article 6. This Section 6.4(i) and Section 6.5, however, will not limit the entitlement of the Executive to any other benefits then available to the Executive under any benefit plan or policy that is maintained by the Company or its affiliates for the Executive's benefit or in which the Executive participated. The Executive will be treated for purposes of this Section 6.4(i) as having been terminated by the Company for reasons other than Death, Disability, or for Cause if the Executive terminates his employment with the Company for any of the following reasons (each, a "Good Reason") prior to the date of the Executive's Death, Disability, or the date on which the Executive has committed or engaged in an act constituting Cause: (a) the Company has materially breached any provision of this Agreement and within ten (10) calendar days after notice thereof from the Executive, the Company fails to cure such breach; (b) a successor or assign (whether direct or indirect, by purchase, merger, consolidation, operation of law, or otherwise) to all or substantially all of the business and/or assets of the Company fails to expressly assume and agree to perform this Agreement pursuant to Section 13.2(i); (c) a reduction in the scope or value of the aggregate benefits and incentive compensation described in Sections 4.1(iii), 4.2, 4.3, 4.5, and 4.6 provided to the Executive or the termination or denial of the Executive's rights to such benefits or incentive compensation, any of which is not remedied by the Company within 10 calendar days after receipt by the Company of written notice from the Executive of such reduction or termination; (d) the Executive is not nominated for election to the Board or is removed from the Board; (e) the Board fails to appoint the Executive as Chief Executive Officer of the Company, or if the Executive is elected to the Board,

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                  he is not elected as Chairman of the Board of the Company, or the Executive is removed from any such position; (f) the Executive is not elected to or is removed from any of the boards of directors of the Utility Subsidiaries or the position of Chairman of the boards of directors of any of the Utility Subsidiaries; (g) a reduction in the Executive's Base Salary (except under extraordinary circumstances as described in Section 4.1(i) hereof) or the opportunity to earn annual incentive compensation under Section 4.1(ii) on a basis at least as favorable to the Executive (in terms of each of the amounts of benefits, levels of coverage, and performance measures and levels of required performance) as the benefits payable thereunder prior to the reduction or the failure to pay the Executive Base Salary or incentive compensation earned when due; (h) a significant adverse change in the nature or scope of authorities, powers, functions, responsibilities, or duties attached to the positions held by the Executive from those authorities, powers, functions, responsibilities, or duties which the Executive holds in accordance with this Agreement; (i) a change in circumstances has occurred, including, without limitation, a change in the scope of the business or other activities for which the Executive was responsible immediately prior to the change, which has rendered the Executive substantially unable to carry out, has substantially hindered the Executive's performance of, or has caused the Executive to suffer a substantial reduction in, any of the authorities, powers, functions, responsibilities, or duties attached to any of the Executive's positions immediately prior to such change, which situation is not remedied within 10 calendar days after written notice to the Company from the Executive of such determination; or (j) the relocation of the Company's principal executive offices to other than Reno or Las Vegas if the Executive's principal location of work is then in such offices, or any requirement that the Executive's principal location of work change to any location that is in excess of 50 miles from the location thereof immediately preceding the relocation, or the Company requires that the Executive travel away from the Executive's office in the course of discharging the Executive's responsibilities or duties hereunder at least 20% more (in terms of aggregate days in any calendar year or in any calendar quarter when annualized for purposes of comparison to any prior year) than was required of Executive in any of two full years immediately prior to such change without, in either case, the Executive's prior written consent. Notwithstanding the foregoing, change in the Executive's title or titles or positions required by law, rule, order, or regulation of any agency with competent jurisdiction shall not be deemed Good Reason for purposes of this Agreement. In addition, notwithstanding anything in this Agreement to the contrary, the Executive shall not have Good Reason to terminate his employment hereunder pursuant to clauses (a), (h) or (i) of this Section 6.4(i) as a result of increased Board (or any committee thereof) involvement in the Company if the Board determines in good faith that such increased involvement is warranted in light of issues facing the Company.

                           (ii) Voluntary Termination. The Executive may terminate his employment hereunder without Good Reason at any time upon ninety (90) days' notice to the Company as provided in Section 13.6. The Company may, prior to the date the Executive's voluntarily termination of employment becomes effective, accelerate the date upon which such termination shall

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

                  become effective by providing notice to the Executive as provided in Section 13.6 If the Company accelerates the date upon which the Executive's voluntary termination of employment becomes effective, the Company shall continue to pay the Executive his Base Salary in accordance with regular payroll practice until the earlier to occur of (i) the date the Executive's voluntary termination of employment would otherwise have become effective or (ii) the date the Executive commences new employment or enters into an agreement to commence new employment. In addition, in the event of any such termination, the Company will also promptly pay the Executive any unpaid Base Salary to which the Executive is entitled, pursuant to Section 4.1, through the date of the Executive's termination, and any accrued but unused vacation days and any fully vested unpaid benefit. This Section 6.4(ii) will not limit the entitlement of the Executive to any other benefits then available to the Executive under any agreement, benefit plan, or policy that is maintained by the Company or its affiliates for the Executive's benefit or in which the Executive participated. If the Company accelerates the date upon which the Executive's voluntary termination of employment becomes effective, prior to receiving any Base Salary attributable to such acceleration, the Executive shall, if requested by the Company, certify in writing that he has not commenced new employment or entered into an agreement to commence new employment.

                  6.5      Termination Payments and Benefits.

                           If the Executive's employment is terminated other
                  than by reason of Death, Disability, Voluntary Termination under Section 6.4(ii), or for Cause as provided in Section 6.4(i), the Company will promptly pay or provide to the
                  Executive:

                                    (a)      the unpaid Base Salary to which the
                           Executive is entitled as well as any earned but unpaid incentive plan payments, pursuant to Section 4.1, through the date of the Executive's termination;

                                    (b)      any accrued but unused vacation
                           days;

                                    (c)      any fully vested but unpaid
                           benefit;

                                    (d)      a lump sum payment within five (5)
                           business days after termination in an amount equal to the sum of (A) one year's Base Salary (prior to any deferrals or reductions under qualified or non-qualified plans) being paid to the Executive immediately prior to termination (or immediately prior to any reduction therein occurring prior to termination, if greater), plus (B) one year's annual incentive compensation at target payment; plus

                                    (e)      (1) a number of Phantom Shares in
                           cash, or at the discretion of the Board and if legally permissible, stock, equal to the number of Phantom Shares then remaining unvested multiplied by a fraction, the numerator of which shall be the number of days between

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

                           the Effective Date and the date of the Executive's termination of employment and the denominator of which shall be the number of days between the Effective Date and the sixth anniversary thereof; provided, however, that the payment under this
                           Section 6.5(e)(1) shall only be made if the Board of Directors determines, in good faith, at such time that there is a reasonable opportunity for the performance goals and measures set forth in Exhibit A to be achieved by the respective target dates and (2) except for the cash retention payment set forth in
                           Section 5.4, any other cash payment or stock payment or other award or benefit which Executive would earn if he were employed by the Company on a certain date, in the full amount of such payment or stock award at target award multiplied by a fraction, the numerator of which shall be the number of days from the effective date of such award to the date of the Executive's termination of employment and the denominator of which shall be the number of days from the effective date of such award to the date the award would have been paid assuming target level performance had the Executive lived to that date.

                                    (f)      For a period of 36 months following
                           the termination (the "Continuation Period"), the Company will, at its expense, arrange to provide the Executive and his eligible dependents with health (including medical/hospital, dental, and vision) and life benefits substantially similar to those that the Executive and his eligible dependents were receiving or entitled to receive immediately prior to termination. Such benefits will be provided to the Executive on the same terms and conditions (including employee contributions toward the premium payments) under which the Executive was entitled to participate immediately prior to the Executive's termination (or, if more favorable to the Executive, immediately prior to the reduction, termination, or denial described in
                           Section 6.4(i)(c)). To the extent the coverage or benefits provided during the Continuation Period under this Section 6.5(f) results in the Executive or any dependent or beneficiary thereof incurring additional federal, state, or local taxes that would otherwise not have been incurred in connection with the provision of such coverage or benefits had the Executive's employment not been terminated, the Company shall promptly pay the Executive, dependent, or beneficiary, as the case may be, on an after-tax basis, an additional payment in an amount equal to all taxes, including interest and penalties thereon, imposed as the result of such coverage or benefits. On or after the Termination Date, Executive will be eligible to receive all the benefits he would have been entitled to receive pursuant to the last sentence of Section 4.5 if Executive had remained employed until the Expiration Date. Benefits otherwise receivable by the Executive pursuant to this Section 6.5(f) during the Continuation Period will be reduced to the extent comparable benefits are actually received by or in respect of the Executive from another employer during the Continuation Period, and any such benefits actually received shall be reported by the Executive or other recipient to the Company.

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

                                    (g)      Director and Officer Coverage. For
                  a period of four years following the Executive's termination of employment, the Company shall maintain or obtain Directors and Officers Coverage ("D&O Coverage"), which covers the Executive as an insured on the policy in the same amounts and with equivalent coverage protection as covered the Executive immediately prior to such termination. Thereafter, the Company will continue to indemnify Executive for actions undertaken by Executive during his employment.

                  7.       Change in Control Provisions.

                  7.1 Impact of Change in Control. Notwithstanding anything in this Agreement to the contrary, if the Executive's employment is terminated within two years following a Change in Control and during the Term, other than (A) by the Company for Cause, (B) by reason of death or Disability, or (C) by the Executive without Good Reason, then
         (a) the provisions of Section 10.1, 10.3, and 11 will be inapplicable to the Executive and (b) the Company shall pay the Executive the amounts, and provide the Executive the benefits, described in Section 7.3, below, in lieu of any payments or benefits under Article 6 hereof.

                  7.2 Definition of Change in Control. For purposes of this Agreement, a "Change in Control" will be deemed to occur if any of the following events occur:

                  (i) any Person (as defined below) is or becomes the Beneficial Owner (within the meaning set forth in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of securities of SPR (not including in the securities beneficially owned by such Person any securities acquired directly from SPR or its Affiliates (within the meaning set forth in Rule 12b-2 under the Securities Exchange Act of
                  1934)) representing 30% or more of the combined voting power of SPR's then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (A) of paragraph (iii) below; or

                  (ii) the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the Effective Date, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of
                  SPR) whose appointment or election by the Board or nomination for election by SPR's shareholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended; or

                  (iii) there is consummated a merger or consolidation of SPR or any direct or indirect subsidiary of SPR with any other corporation, other than (A) a merger or consolidation which would result in the voting securities of SPR outstanding immediately prior to such merger or consolidation continuing to

                                                                        13 of 26
                  represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company, at least 65% of the combined voting power of the securities of SPR or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (B) a merger or consolidation effected to implement a recapitalization of SPR (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities SPR (not including in the securities Beneficially Owned by such Person any securities acquired directly from SPR or its Affiliates) representing 30% or more of the combined voting power of SPR's then outstanding securities; or

                  (iv) SPR stockholders or a court or regulatory agency having jurisdiction over the matter approves a plan of complete liquidation or dissolution of SPR or there is consummated an agreement for or a court or regulatory agency having jurisdiction over the matter approves the sale or disposition by SPR of all or substantially all of SPR's assets, other than a sale or disposition by SPR of all or substantially all of SPR's assets to an entity, at least 65% of the combined voting power of the voting securities of which are owned by stockholders of SPR in substantially the same proportions as their ownership of SPR immediately prior to such sale.

Notwithstanding the foregoing, a "Change in Control" shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the common stock of SPR immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of SPR immediately following such transaction or series of transactions. For purposes of this
Article 7, "Person" shall have the meaning given in Section 3(a)(9) of the Securities Exchange Act of 1934, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) SPR or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the stockholders of SPR in substantially the same proportions as their ownership of stock of SPR.

                  7.3 Severance Payments. If the Executive's employment is terminated within two years following a Change in Control and during the Term, other than (A) by the Company for Cause, (B) by reason of death or Disability, or (C) by the Executive without Good Reason, then the Company shall pay the Executive the amounts, and provide the Executive the benefits, described in this Section 7.3 ("Severance Payments"), in lieu of any payments and benefits to which the Executive would otherwise have been entitled under Article 6 hereof. For purposes of this Agreement, the Executive's employment shall be deemed to have been terminated following a Change in Control by the Company without Cause or by the Executive with Good Reason, if (i) the Executive's employment is terminated by the Company without Cause prior to a Change in Control (whether or not a Change in Control ever occurs) and such termination was at the request or direction of a Person who has entered into an agreement with the Company the consummation of which would

                                                                        14 of 26
         constitute a Change in Control, (ii) the Executive terminates his employment for Good Reason prior to a Change in Control (whether or not a Change in Control ever occurs) and the circumstance or event which constitutes Good Reason occurs at the request or direction of such Person, or (iii) the Executive's employment is terminated by the Company without Cause or by the Executive for Good Reason and such termination or the circumstance or event which constitutes Good Reason is otherwise in connection with or in anticipation of a Change in Control (whether or not a Change in Control ever occurs). For purposes of any determination regarding the applicability of the immediately preceding sentence, any position taken by the Executive shall be presumed to be correct unless the Company establishes to the Board by clear and convincing evidence that such position is not correct.

                           (A) In lieu of any further salary payments to the
                  Executive for periods subsequent to the Date of Termination and in lieu of any severance benefit otherwise payable to the Executive under or pursuant to any contract or plan, except for any benefits relating to or resulting from the SERP, whether as a consequence of a Change in Control or otherwise, the Company shall pay to the Executive a lump sum severance payment, in cash, equal to three times the sum of (i) the Executive's base salary as in effect immediately prior to the Date of Termination or, if higher, in effect immediately prior to the first occurrence of an event or circumstance constituting Good Reason, and (ii) the target annual incentive award applicable to the Executive pursuant to any annual bonus or incentive plan maintained by the Company in respect of the fiscal year ending immediately prior to the fiscal year in which occurs the Date of Termination or, if higher, immediately prior to the fiscal year in which occurs the first event or circumstance constituting Good Reason.

                           (B) For the thirty-six (36) month period immediately
                  following the Date of Termination, the Company shall arrange to provide the Executive and his dependents life, disability, accident and health insurance benefits substantially similar to those provided to the Executive and his dependents immediately prior to the Date of Termination or, if more favorable to the Executive, those provided to the Executive and his dependents immediately prior to the first occurrence of an event or circumstance constituting Good Reason, at no greater cost to the Executive than the cost to the Executive immediately prior to such date or occurrence; provided, however, that, unless the Executive consents to a different method (after taking into account the effect of such method on the calculation of "parachute payments" pursuant to Section 8 hereof), such health insurance benefits shall be provided through a third-party insurer. Benefits otherwise receivable by the Executive pursuant to this Section 7.3(B) shall be reduced to the extent benefits of the same type are received by or made available to the Executive during the thirty-six
                  (36) month period following the Executive's termination of employment (and any such benefits received by or made available to the Executive shall be reported to the Company by the Executive); provided, however, that the Company shall reimburse the Executive for the excess, if any, of the cost of such benefits to the Executive over such cost immediately prior to the Date of Termination or, if more favorable to the Executive, the first occurrence of an event or circumstance constituting Good Reason.

                                                                        15 of 26

                           (C) Notwithstanding any provision of any annual or
                  long-term incentive plan to the contrary, the Company shall pay to the Executive a lump sum amount, in cash, equal to the sum of (i) any unpaid incentive compensation which has been allocated or awarded to the Executive for a completed fiscal year or other measuring period preceding the Date of Termination under any such plan and which, as of the Date of Termination, is contingent only upon the continued employment of the Executive to a subsequent date, and (ii) a pro rata portion to the Date of Termination of the aggregate value of all contingent incentive compensation awards to the Executive for all then uncompleted periods under any such plan, calculated as to each such award by multiplying the award that the Executive would have earned on the last day of the performance award period, assuming the achievement, at the target level of the individual and corporate performance goals established with respect to such award, by the fraction obtained by dividing the number of full months and any fractional portion of a month during such performance award period through the Date of Termination by the total number of months contained in such performance award period.

                           (D) In addition to the retirement benefits to which
                  the Executive is entitled under each Company pension plan or any successor plan thereto, the Company shall pay the Executive a lump sum amount, in cash, equal to the excess of
                  (i) the actuarial equivalent of the aggregate retirement pension (taking into account any early retirement subsidies associated therewith and determined as a straight life annuity commencing at the date (but in no event earlier than the third anniversary of the Date of Termination) as of which the actuarial equivalent of such annuity is greatest) which the Executive would have accrued under the terms of all such pension plans (without regard to any amendment to any such pension plan made subsequent to a Change in Control and on or prior to the Date of Termination, which amendment adversely affects in any manner the computation of retirement benefits thereunder), determined as if the Executive were fully vested thereunder and had accumulated (after the Date of Termination) thirty-six (36) additional months of service credit thereunder (except in the case of the SERP, in which case benefits shall be calculated by the amount provided for in the last sentence of Section 4.5, or 36 months, whichever is greater) and had been credited under each such pension plan during such period with compensation equal to the Executive's compensation (as defined in each such pension plan) during the twelve (12) months immediately preceding the Date of Termination or, if higher, during the twelve months immediately prior to the first occurrence of an event or circumstance constituting Good Reason, over (ii) the actuarial equivalent of the aggregate retirement pension (taking into account any early retirement subsidies associated therewith and determined as a straight life annuity commencing at the date (but in no event earlier than the Date of Termination) as of which the actuarial equivalent of such annuity is greatest) which the Executive had accrued pursuant to the provisions of the pension plans as of the Date of Termination. For purposes of this Section 7.3(D), "actuarial equivalent" shall be determined using the same assumptions utilized under the Sierra Pacific Power Company Retirement Plan immediately prior to the Date of Termination. or, if more favorable to the

                                                                        16 of 26

                  Executive, immediately prior to the first occurrence of an event or circumstance constituting Good Reason.

                  8.       Certain Additional Payments by the Company.

                           (i) If it is determined (as hereafter provided) that any payment or distribution by the Company, any person whose actions result in a Change in Control or any affiliate of the Company or such persons, to or for the benefit of the Executive, whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise pursuant to or by reason of any other agreement, policy, plan, program, or arrangement, including, without limitation, any stock option, stock appreciation right, or similar right, or the lapse or termination of any restriction on or the vesting or exercisability of any of the foregoing (each a "Payment", and all such Payments, excluding the Gross-Up Payments (as defined below), the "Total Payments")), would be subject to the excise tax imposed by Section 4999 of the Code (or any successor provision thereto) by reason of being considered "contingent on a change in ownership or control" of the Company, within the meaning of Section 280G of the Code (or any successor provision thereto) or to any similar tax imposed by state or local law, or any interest or penalties with respect to such tax such tax or taxes, together with any such interest and penalties, are hereafter collectively referred to as the "Excise Tax"), then the Executive will be entitled to receive an additional payment or payments (collectively, a "Gross-Up Payment") in an amount such that, after payment by the Executive of all taxes (including any interest or penalties imposed with respect to such taxes), including any Excise Tax imposed upon the Gross-Up Payment, the Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments.

                           (ii) Subject to the provisions of Section 8(vi) hereof, all determinations required to be made under this
                  Article 8, including whether an Excise Tax is payable by the Executive and the amount of such Excise Tax and whether a Gross-Up Payment is required to be paid by the Company to the Executive and the amount of such Gross-Up Payment, will be made by a nationally recognized firm of certified public accountants (the "Accounting Firm") selected by the Executive in his sole discretion. The Executive will direct the Accounting Firm to submit its determination and detailed supporting calculations to both the Company and the Executive within 15 calendar days after the Executive's termination, if applicable, and any other such time or times as may be requested by the Company or the Executive. If the Accounting Firm determines that any Excise Tax is payable by the Executive, the Company will pay the required Gross-Up Payment to the Executive within five business days after receipt of such determination and calculations with respect to any Payment to the Executive. If the Accounting Firm determines that no Excise Tax is payable by the Executive, it will, at the same time as it makes such determination, furnish the Company and the Executive an opinion that the Executive has substantial authority not to report any Excise Tax on the Executive's federal, state, local income or other tax return. Any determination by the Accounting Firm as to the amount of the Gross-Up Payment will be binding upon the Company and the Executive. As a result of

                                                                        17 of 26
                  the uncertainty in the application of Section 4999 of the Code (or any successor provision thereto) and the possibility of similar uncertainty regarding applicable state or local tax law at the time of any determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments that will not have been made by the Company should have been made (an "Underpayment"), consistent with the calculations required to be made hereunder. In the event that the Company exhausts or fails to pursue its remedies pursuant to Section 8(vi) hereof and the Executive thereafter is required to make a payment of any Excise Tax, the Executive will direct the Accounting Firm to determine the amount of the Underpayment that has occurred and to submit its determination and detailed supporting calculations to both the Company and the Executive as promptly as possible. Any such Underpayment will be promptly paid by the Company to, or for the benefit of, the Executive within five business days after receipt of such determination and calculations.

                           (iii) The Company and the Executive will each provide the Accounting Firm access to and copies of any books, records, and documents in the possession of the Company or the Executive, as the case may be, reasonably requested by the Accounting Firm, and otherwise cooperate with the Accounting Firm in connection with the preparation and issuance of the determinations and calculations contemplated by Section 8(ii) hereof.

                           (iv) The federal, state, and local income or other tax returns filed by the Executive will be prepared and filed on a consistent basis with the determination of the Accounting Firm with respect to the Excise Tax payable by the Executive. The Executive will make proper payment of the amount of any Excise Tax, and at the request of the Company, provide to the Company true and correct copies (with any amendments) of the Executive's federal income tax return as filed with the Internal Revenue Service and corresponding state and local tax returns, if relevant, as filed with the applicable taxing authority, and such other documents reasonably requested by the Company, evidencing such payment. If prior to the filing of the Executive's federal income tax return, or corresponding state or local tax return, if relevant, the Accounting Firm determines that the amount of the Gross-Up Payment should be reduced, the Executive will within five business days pay to the Company the amount of such reduction.

                           (v) The fees and expenses of the Accounting Firm for its services in connection with the determinations and calculations contemplated by Sections 8(ii) and (iv) hereof will be borne by the Company.

                           (vi) The Executive will notify the Company in writing of any claim by the Internal Revenue Service or other taxing authority that, if successful, would require the payment by the Company of a Gross-Up Payment. Such notification will be given as promptly as practicable but no later than ten (10) business days after the Executive actually receives notice of such claim and the Executive will further apprise the Company of the nature of such claim and the date on which such claim is requested to be paid (in each case, to the extent known by the Executive). The Executive will not pay such claim

                                                                        18 of 26
                  prior to the earlier of (a) the expiration of the 30-calendar-day period following the date on which the Executive gives such notice to the Company, and (b) the date that any payment of amount with respect to such claim is due. If the Company notifies the Executive in writing prior the expiration of such period that it desires to contest such claim, the Executive will:

                                    (a)      provide the Company with any
                           written records or documents in the Executive's possession relating to such claim reasonably requested by the Company;

                                    (b)      take such action in connection with
                           contesting such claim as the Company will reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney competent in respect of the subject matter and reasonably selected by the Company;

                                    (c)      cooperate with the Company in good
                           faith in order to effectively contest such claim; and

                                    (d)      permit the Company to participate
                           in any proceedings relating to such claim;

                  provided, however, that the Company will bear and pay directly all costs and expenses (including interest and penalties) incurred in connection with such contest and will indemnify and hold harmless the Executive, on an after-tax basis, from and against any Excise Tax or income tax, including interest and penalties with respect thereto, imposed as a result of such representation and payment of costs and expenses. Without limiting the foregoing provisions of this Section 8(vi), the Company will control all proceedings taken in connection with the contest of any claim contemplated by this Section 8(vi) and, at its sole option, may pursue or forego any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim (provided, however, that the Executive may participate therein at the Executive's own cost and expense) and may, at its option, either direct the Executive to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and the Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction, and in one or more appellate courts, as the Company will determine; provided, however, that if the Company directs the Executive to pay the tax claimed and sue for a refund, the Company will advance the amount of such payment to the Executive on an interest-free basis and will indemnify and hold the Executive harmless, on an after-tax basis, from any Excise Tax or income or other tax, including interest or penalties with respect thereto, imposed with respect to such advance; and provided further, however, that any extension of the statute of limitations relating to payment of taxes for the taxable year of the Executive with respect to which the contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Company's control of any such contested claim will be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and the Executive will be entitled to

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                  settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

                           (vii) If, after the receipt by the Executive of an amount advanced by the Company pursuant to Section 8(vi) hereof, the Executive receives any refund with respect to such claim, the Executive will (subject to the Company's complying with the requirements of Section 8(vi) hereof) promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after any taxes applicable thereto). If, after the receipt by the Executive of an amount advanced by the Company pursuant to Section 8(vi) hereof, a determination is made that the Executive will not be entitled to any refund with respect to such claim and the Company does not notify the Executive in writing of its intent to contest such denial or refund prior to the expiration of thirty (30) calendar days after such determination, then such advance will be forgiven and will not be required to be repaid and the amount of such advance will offset, to the extent thereof, the amount of the Gross-Up Payment required to be paid by the Company to the Executive pursuant to this Article 8.

                           (viii) Notwithstanding the foregoing provisions of this Section 8, if it shall be determined that the Executive is entitled to a Gross-Up Payment, but the Total Payments do not exceed 110% of the greatest amount (the "Reduced Amount") that could be paid to the Executive such that the receipt of the Total Payments would not give rise to any Excise Tax, then no Gross-Up Payment shall be made to the Executive and the Total Payments, in the aggregate, shall be reduced to the Reduced Amount. If a reduction is required, the Executive and the Company shall determine, after consultation, which payments and or benefits shall be waived, reduced or forfeited to accomplish the reduction.

                  9. Mitigation and Offset. The payment of severance compensation by the Company to the Executive in accordance with the terms of the Agreement is hereby acknowledged by the Company to be reasonable, and the Executive is under no obligation to mitigate damages or the amount of any payment provided for hereunder by seeking other employment or otherwise. Any amounts payable to the Executive by the Company upon termination of employment shall be offset by any amounts then owed by the Executive to the Company or any entity that is then an Affiliate (within the meaning set forth in Rule 12b-2 under the Securities Exchange Act of 1934) of the Company.

                  10.      Competition; Confidentiality; Nonsolicitation

                  10.1     (i)      Subject to Section 7.1(i), the Executive
                  hereby covenants and agrees that during the Employment Term and for one year following the end of the Employment Term he will not, without the prior written consent of the Company, engage in Competition (as defined below) with the Company. For purposes of this Agreement, if the Executive takes any of the following actions he will be engaged in "Competition:" engaging in or carrying on, directly or indirectly, any enterprise, whether as an advisor, principal, agent, partner, officer, director, employee, stockholder, associate or consultant to any person, partnership, corporation, or any other business entity, that is

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                  principally engaged in the business of generation, purchase, transmission, distribution, or sale of electricity, the provision of natural gas, in each case to customer segments being served or pursued in its business plans by the Company or its Subsidiaries, in states in which the Company or its Subsidiaries has significant operations; provided, however, that "Competition" will not include ownership by the Executive of stocks, bonds or other securities of any corporation or other entity (but without participating in the business thereof) if such stocks, bonds, or other securities are listed for trading on a national securities exchange or NASDAQ-National Market and the Executive's investment does not exceed 1% of the issued and outstanding shares of capital stock, or in the case of bonds or other securities, 1% of the aggregate principal amount thereof issued and outstanding. For purposes of applying the preceding sentence, operations of the Company or its Subsidiaries in the State of California will be deemed not to be significant if they are not materially greater than the operations in the aggregate of the Company and its respective Subsidiaries in the State of California as of the date of this Agreement.

                           (ii) Subject to Section 7.1(i), the Executive hereby covenants and agrees that during the Employment Term and for three years following the end of the Employment Term he will not assist a third party in preparing or making an unsolicited bid for the Company, engaging in a proxy contest with the Company, or engaging in any other similar activity.

                  10.2 During the Employment Term, the Company agrees that it will disclose to Executive its confidential or proprietary information (as defined in this Section 10.2) to the extent necessary for Executive to carry out the Executive's obligations under this Agreement. The Executive hereby covenants and agrees that he will not, without the prior written consent of the Company, during the Employment Term or at any time thereafter disclose to any person not employed by the Company or a Subsidiary, or use in connection with engaging in Competition with the Company or a Subsidiary, any confidential or proprietary information of the Company or its Subsidiaries. For purposes of this Agreement, the term "confidential or proprietary information" will include all information of any nature and in any form that is owned by the Company or a Subsidiary and that is not publicly available or generally known to persons engaged in businesses similar or related to those of the Company or a Subsidiary. Confidential information will include, without limitation, the Company's or a Subsidiary's financial matters, customers, employees, industry contracts, and all other secrets and all other information of a confidential or proprietary nature. The foregoing obligations imposed by this Section 10.2 will cease if such confidential or proprietary information will have become, through no fault of the Executive, generally known to the public or the Executive is required by law to make disclosure (after giving the Company notice and an opportunity to contest such requirement).

                  10.3 Subject to Section 7.1(i), the Executive hereby covenants and agrees that during the Employment Term and for one year thereafter the Executive will not attempt to influence, persuade or induce, or assist any other person in so persuading or inducing, any employee of the Company or a Subsidiary to give up, or to not commence, employment or a business relationship with the Company or a Subsidiary.

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

                  11. Post-Termination Assistance. Subject to Section 7.1(i), the Executive agrees that after the Executive's employment with the Company has terminated the Executive will provide, upon reasonable notice, such information and assistance to the Company as may reasonably be requested by the Company in connection with any litigation in which it or any of its affiliates is or may become a party; provided, however, that the Company agrees to promptly reimburse the Executive for any related out-of-pocket expenses, including travel expenses as well as reasonable compensation for any time expended, portal-to-portal, at a rate which approximates the Executive's gross cash income (base plus target incentive) at the time of termination.

                  12. Survival. The expiration or termination of the Employment Term will not impair the rights or obligations of any party hereto that accrue hereunder prior to such expiration or termination, except to the extent specifically stated herein. In addition to the foregoing, the Executive's covenants contained in Sections 5.4, , 6,4(ii), 10.1, 10.2, 10.3, and 11, and the Company's obligations under Articles Sections 6 and 8, and Section 13.1 will survive the expiration or termination of this Agreement or the termination of the Executive's employment for any reason whatsoever.

                  13.      Miscellaneous Provisions.

                  13.1 Legal Fees and Expenses. If it should appear to the Executive that the Company has failed to comply with any of its obligations under this Agreement or in the event that the Company or any other person takes or threatens to take any action to declare this Agreement void or unenforceable, or institutes any litigation or other action or proceeding designed to deny, or to recover from, the Executive the benefits provided or intended to be provided to the Executive hereunder, the Company irrevocably authorizes the Executive from time to time to retain counsel of Executive's choice (other than any counsel with whom the Company has any existing or prior attorney-client relationship), at the expense of the Company as hereafter provided, to advise and represent the Executive in connection with any such interpretation, enforcement, or defense, including, without limitation, the initiation or defense of any litigation or other legal action, whether by or against the Company or any director, officer, stockholder, or other person affiliated with the Company, in any jurisdiction. If the facts or circumstances relating to such interpretation, enforcement or defense arise prior to a Change in Control and the Executive prevails, in whole or in part, in any material issue in dispute, the Company will pay and be solely financially responsible for any and all reasonable attorneys' fees and related fees and expenses incurred by the Executive in good faith in connection with such dispute. If the facts or circumstances relating to such interpretation, enforcement or defense arise on or after a Change in Control, the Company will reimburse the Executive for any and all reasonable attorneys' fees and related fees and expenses incurred by the Executive in good faith in connection with such interpretation, enforcement or defense as such fees and expenses are incurred; provided, however, that the Executive shall be required to reimburse the Company for the amounts advanced to the Executive pursuant to this sentence if the Executive does not prevail, in whole or in part, in any material issue in dispute.

                  13.2 Successors and Binding Agreement. (i) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation,

                                                                        22 of 26
         reorganization, operation of law, or otherwise) to all or substantially all of the business or assets of the Company, by agreement in form and substance reasonably satisfactory to the Executive, expressly to assume and agree to perform this Agreement in the same manner and to the same extent the Company would be required to perform if no such succession had taken place. This Agreement will be binding upon and inure to the benefit of the Company and any successor to the Company, including, without limitation, any persons acquiring directly or indirectly all or substantially all of the business or assets of the Company, whether by purchase, merger, consolidation, reorganization, operation of law, or otherwise (and such successor shall thereafter be deemed the Company for the purposes of this Agreement), but will not otherwise be assignable, transferable, or delegable by the Company.

                           (ii) This Agreement will inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributes, and legatees.

                           (iii) This Agreement is personal in nature and neither of the parties hereto shall, without the consent of the other, assign, transfer, or delegate this Agreement or any rights or obligations hereunder except as expressly provided in Sections 13.2(i) and 13.2(ii). Without limiting the generality or effect of the foregoing, the Executive's right to receive payments hereunder will not be assignable, transferable, or delegable, whether by pledge, creation of a security interest, or otherwise, other than by a transfer by Executive's will or by the laws of descent and distribution and, in the event of any attempted assignment or transfer contrary to this Section 13.2(iii), the Company shall have no liability to pay any amount so attempted to be assigned, transferred, or delegated.

                  13.3 Governing Law. This Agreement will be governed, construed, interpreted, and enforced in accordance with the substantive laws of the State of Nevada, without regard to conflicts of law principles.

                  13.4 Withholding of Taxes. The Company may withhold from any amounts payable under this Agreement all federal, state, city, or other taxes as the Company is required to withhold pursuant to any law or government regulations or ruling.

                  13.5 Severability. Any provision of this Agreement that is deemed invalid, illegal, or unenforceable in any jurisdiction will, as to that jurisdiction be ineffective to the extent of such invalidity, illegality, or unenforceability, without affecting in any way the remaining provisions hereof in such jurisdiction or rendering that or any other provisions of this Agreement invalid, illegal, or unenforceable in any other jurisdiction. If any covenant should be deemed invalid, illegal, or unenforceable because its scope is considered excessive, such covenant will be modified so that the scope of the covenant is reduced only to the minimum extent necessary to render the modified covenant valid, legal, and enforceable.

                  13.6 Notices. For all purposes of this Agreement, all communications, including, without limitation, notices, consents, requests or approvals, required or permitted to be given hereunder will be in writing and will be deemed to have been

                                                                        23 of 26
         duly given when hand delivered or dispatched by electronic facsimile transmission (with receipt thereof confirmed), or five business days after having been mailed by United States registered or certified mail, return receipt requested, postage prepaid, or three business days after having been sent by a nationally recognized overnight courier service such as Federal Express, UPS, or Purolator, addressed to the Company (to the attention of the Secretary of the Company) at its principal executive offices and to the Executive at his principal residence, or to such other address as any party may have furnished to the other in writing and in accordance herewith, except that notices of changes of address will be effective only upon receipt.

                           (i) To the Company: If to the Company, addressed to the attention of the Secretary; 6100 Neil Road, Reno, Nevada 89511, or to 6226 West Sahara Avenue, Las Vegas, Nevada, 89146.

                           (ii) To the Executive: If to the Executive, at his address on file with SPR.

                  13.7 Counterparts. This Agreement may be executed in several counterparts, each of which will be deemed to be an original, but all of which together will constitute one and the same Agreement.

                  13.8 Effectiveness; Prior Agreement; Entire Agreement. This Agreement shall become effective on the Effective Date and shall have no force or effect prior thereto. On the Effective Date, the terms of this Agreement are intended by the parties to be the final expression of their agreement with respect to the Executive's employment by the Company, may not be contradicted by evidence of any prior or contemporaneous agreement, and shall supersede in all respects any prior or other agreement or understanding between the Company, any Subsidiary, and the Executive, including, but not limited to, the Prior Employment Agreement, which, except for any specific provisions included or carried forward herein, will terminate and be without further effect immediately upon the effectiveness of this Agreement without further action, and the Prior Change in Control Agreement, which will terminate and be without further effect immediately upon the effectiveness of this Agreement without further action. The parties further intend that this Agreement will constitute the complete and exclusive statement of its terms and that no extrinsic evidence whatsoever may be introduced in any judicial, administrative, or other legal proceeding to vary the terms of this Agreement.

                  13.9 Amendments; Waivers. This Agreement may not be modified, amended, or terminated except by an instrument in writing, signed by the Executive and the Company. Failure on the part of either party to complain of any action or omission, breach, or default on the part of the other party, no matter how long the same may continue, will never be deemed to be a waiver of any rights or remedies hereunder, at law, or in equity. The Executive or the Company may waive compliance by the other party with any provision of this Agreement that such other party was or is obligated to comply with or perform only through an executed writing; provided, however, that such waiver will not operate as a waiver of, or estoppel with respect to, any other or subsequent failure.

                                                                        24 of 26

                  13.10 Headings and Section References. The headings used in this Agreement are intended for convenience or reference only and will not in any manner amplify, limit, modify, or otherwise be used in the construction or interpretation of any provision of this Agreement. All section references are to sections of this Agreement, unless otherwise noted.

                  13.11 Interest. Without limiting the rights of the Executive at law or in equity, if the Company fails to make any payment or provide any benefit required to be made or provided hereunder on a timely basis, the Company will pay interest on the amount or value thereof at an annualized rate of interest equal to the so-called composite "prime rate" as quoted from time to time during the relevant period in the Northeast Edition of The Wall Street Journal. Such interest will be payable as it accrues on demand. Any change in such prime rate will be effective on and as of the date of such change.

                                                                        25 of 26

                  IN WITNESS WHEREOF, the Parties have executed this Agreement as of the ____ day of September, 2003, but effective as provided in Article 1.

                                        By_____________________________________
                                          Walter M. Higgins

                                        SIERRA PACIFIC RESOURCES,
                                        a Nevada corporation

                                        By_____________________________________
                                          James R. Donnelley, Chair
                                          Compensation Committee, as directed by
                                           and approved by
                                          The Board of Directors

                                        SIERRA PACIFIC POWER COMPANY,
                                        a Nevada corporation

                                        By_____________________________________
                                         James R. Donnelley, Chair
                                         Compensation Committee, as directed by
                                          and approved by
                                         The Board of Directors

                                        NEVADA POWER COMPANY,
                                        a Nevada corporation

                                        By_____________________________________
                                          James R. Donnelley, Chair
                                          Compensation Committee, as directed by
                                           and approved by
                                          The Board of Directors

WMH-EMPLAGRMT-03

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